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                                                                   EXHIBIT 10.17



                    AMENDMENT NO. 1 TO THE 1994 STOCK OPTION PLAN
            OF APARTMENT INVESTMENT AND MANAGEMENT COMPANY AND AFFILIATES


         Section 3.1 of The 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates is hereby amended to read as follows:

         "3.1 ELIGIBILITY

         Subject to Section 2.1 and the Common Stock Ownership Limit, any key Employee selected by the Committee pursuant to Section 3.4(a)(1) shall be eligible to be granted an Option. Subject to the Common Stock Ownership Limit, each of the Company's Independent Directors shall be eligible to receive Options at the times and in the manner set forth in Section 3.4(d)."